                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of U.S. Restaurant Properties, Inc. on Form S-8 of our report dated March 19, 1998, appearing in the Annual Report on Form 10-K of U.S. Restaurant Properties, Inc. for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP

Dallas, Texas
March 30, 1998